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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-3 No. 333-46927 of Daisytek International Corporation and in the related Prospectus and in the Registration Statements on Form S-8 No. 33-96728, 333-53505, 333-82537, 333-42190, and 333-62840 of our report dated May 8, 2001, except for Note 3 as to which the date is May 25, 2001 with respect to the consolidated financial statements of Daisytek International Corporation included in this Form 10-K for the year ended March 31, 2001.


                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
June 27, 2001